UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 18, 2022, Passage Bio, Inc. (the “Company”) will present a scientific presentation (the “ASGCT Presentation”) at the 25th Annual American Society of Gene & Cell Therapy Conference regarding updates to the Company’s Imagine-1 clinical trial, a Phase 1/2 study of PBGM01, a gene therapy for the treatment of GM1 gangliosidosis (“Imagine-1”).

The Company also issued a press release on May 18, 2022, related to the ASGCT Presentation.

A copy of the press release and ASGCT Presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 to this report, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying Exhibits 99.1 and 99.2 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

PBGM01 Program Updates

The Company announced the following updates with respect to Imagine-1 for the treatment of early and late infantile GM1:

●	Longer-term follow-up showed continued developmental improvement for both patients in assessments by study investigators and caregivers. Through the 12-month assessments following PBGM01 administration, improvement from baseline was observed and documented across all developmental areas for patient 1, with notable progression in motor and language domains. Improvement across multiple developmental domains was also observed and documented for patient 2, despite this patient having severe developmental delay at baseline and a prior history of regression.
●	Interim safety data at thirteen and seven months from patients in Cohort 1 of the Imagine-1 clinical trial showed the low dose of PBGM01 was well tolerated and had a favorable safety profile. No serious adverse events, complications related to intra-cisterna magna administration or evidence of dorsal root ganglion toxicity were observed in either patient.
●	Cerebral spinal fluid beta-galactosidase activity for both patients increased above levels measured in natural history study (“NHS”) samples following dosing and were sustained at the upper limit of NHS values. Serum beta-galactosidase activity also increased following administration of PBGM01 for both patients, with patient 1 levels above NHS values at 12-months post-treatment and patient 2 levels normalizing to NHS values at 6-months post-treatment.
●	Volumetric MRI showed increases in brain volume at 12 months compared to baseline for patient 1 in multiple brain regions. Patient 2, who had severe developmental delay at baseline and was 31 months of age at gene transfer, showed a slight decline in brain volume from baseline at six months.
●	The global Phase 1/2 study continues to enroll patients, with interim safety and biomarker data from Cohorts 2 and 3 expected in second half of 2022.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Passage Bio, Inc. press release dated May 18, 2022.
99.2	ASGCT Presentation.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: May 18, 2022	By:	/s/ Simona King
Simona King
Chief Financial Officer

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